CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated October 9, 2002, which is incorporated by reference, in this Registration Statement (Form N_1A No. 033-79708 and 811-08542) of The Saratoga Advantage Trust.


                                ERNST & YOUNG LLP


New York, New York
January 15, 2003